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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                                PERFUMANIA, INC.
                              E COM VENTURES, INC.
                                       AND
                                 E COM SUB, INC.

                THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated January 28, 2000 is made and entered into by and among Perfumania, Inc., a Florida corporation (the "Company"), E Com Ventures, Inc., a Florida corporation and a wholly-owned subsidiary of the Company ("HoldingCo"), and E Com Sub, Inc., a Florida corporation and a wholly-owned subsidiary of HoldingCo ("MergerSub").

                                    RECITALS:

                The respective boards of directors of each of HoldingCo, MergerSub and the Company have approved the merger of MergerSub with and into the Company (the "Merger"), further approved the terms and conditions of the Merger set forth in this Agreement and approved this Agreement. HoldingCo and MergerSub are newly formed corporations organized for the purpose of participating in the transactions contemplated by this Agreement. The purpose of the Merger is to implement a new holding company organizational structure for the Company under which HoldingCo will become the holding company and the Company will become a direct wholly-owned subsidiary of HoldingCo. After the Effective Time (as defined herein), the shareholders of the Company will own equity interests in HoldingCo by consummating the Merger and converting each outstanding Share (as defined herein) into one share of HoldingCo Common Stock (as defined herein), all in accordance with the terms of this Agreement. Pursuant to Section 607.11045 of the Florida Business Corporation Act ("FBCA"), it is not necessary to submit this Agreement to a vote of the shareholders of the Company. The sole shareholder of HoldingCo and the sole shareholder of MergerSub have each approved this Agreement.

                NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE IV.
                           THE MERGER; EFFECTIVE TIME

         4.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and the FBCA, at the Effective Time (as defined in Section 1.2), MergerSub shall be merged with and into the Company and the separate corporate existence of MergerSub shall thereupon cease. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), and except as provided herein, the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the FBCA.




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         4.2 EFFECTIVE TIME. The Company and MergerSub will cause Articles of
Merger (the "Articles of Merger") to be executed as provided in Section 607.1105 of the FBCA and delivered to the Department of State of the State of Florida. The Merger shall be effective on February 1, 2000 (the "Effective Time").


                                   ARTICLE V.
       ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION

         5.1 ARTICLES OF INCORPORATION. The amended and restated articles of incorporation of the Company, as amended as provided herein, in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "Articles of Incorporation"), until duly amended as provided therein or by applicable law, and the following amendments thereto shall become effective as of the Effective Time:

                  A new Article VI shall be added as follows:

                           Pursuant to the provisions of Section 607.11045,
                  Florida Statutes, any act or transaction by or involving this Corporation which requires for its adoption under the Florida Business Corporation Act or under these Articles of Incorporation the approval of the shareholders of this Corporation must also be approved by the shareholders of E Com Ventures, Inc., a Florida corporation which is the parent corporation of this Corporation, or the successor by merger of E Com Ventures, Inc., by the same vote as is required under the Florida Business Corporation Act or these Articles of Incorporation.

         5.2 THE BY-LAWS. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or otherwise in accordance with applicable law.


                                   ARTICLE VI.
             OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION AND
                       HOLDINGCO AFTER THE EFFECTIVE TIME

         6.1 OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, to serve at the pleasure of the Board of Directors of the Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of HoldingCo, to serve at the pleasure of the Board of Directors of HoldingCo.

         6.2 DIRECTORS. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation or Bylaws of the Surviving Corporation or as otherwise



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provided by law. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of HoldingCo until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation or Bylaws of HoldingCo or as otherwise provided by law.


                                  ARTICLE VII.
         EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

         7.1 EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of HoldingCo, the Company, MergerSub or the holder of any capital stock of the Company:

                  (a) MERGER CONSIDERATION. Each share of the Common Stock, par value $.01 per share, of the Company (a "Share" or "Company Common Stock" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time, shall be converted into one share of Common Stock, par value $.01 per share, of HoldingCo ("HoldingCo Common Stock").

                  (b) CANCELLATION OF SHARES. Each share of HoldingCo Common Stock owned by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) MERGERSUB. At the Effective Time, each share of Common Stock, par value $.01 per share, of MergerSub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (d) BENEFIT PLANS. At the Effective Time, (i) each option or right to purchase (each, a "Company Option") Shares pursuant to any of the Company's incentive plans or employee benefit plans, including but not limited to the Company's 1991 Stock Option Plan, as amended, and the 1992 Directors' Stock Option Plan, as amended (the "Option Plans") shall become an option or right to purchase shares of HoldingCo Common Stock on the same terms as an option or right to purchase Shares under an Option Plan at an exercise price equal to the exercise price per share of such Company Option under an Option Plan, and (ii) the definition of "Company" under the Options Plans and the name of each such Option Plan shall be amended to reflect the fact that HoldingCo will, as of the Effective Time, be considered the "Company" and the plan sponsor for all purposes of such Option Plans.

                  (e) EXCHANGE OF CERTIFICATES. At or prior to the Effective Time, the Company shall deposit with Continental Transfer & Trust Company (the "Exchange Agent") certificates representing the HoldingCo Common Stock. Promptly after the Effective Time, the Company shall cause the Exchange Agent to mail to each of its Shareholders: (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company Common Stock certificates in exchange for the HoldingCo Common Stock certificates. After the Effective Time, each



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shareholder of the Company as of the Effective Time shall surrender the certificate or certificates representing the shares of Company Common Stock owned by such person, duly endorsed as the Exchange Agent may require, together with the transmittal materials properly and duly executed, to the Exchange Agent, and shall promptly receive in exchange therefor a certificate representing an equal number of shares of HoldingCo Common Stock. The Company Common Stock certificates so surrendered shall forthwith be canceled. The Company shall not be obligated to deliver the certificates representing the HoldingCo Common Stock to any of its shareholders until they surrender their certificate or certificates representing shares of Company Common Stock for exchange as provided herein. Until surrendered for exchange in accordance with this Agreement, each certificate representing shares of Company Common Stock shall from and after the Effective Time represent for all purposes only the right to receive an equal number of shares of HoldingCo Common Stock. Whenever a dividend or other distribution is declared by the Company, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Company Common Stock at or subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Company Common Stock issued and outstanding at the Effective Time until such holder physically surrenders such certificate for exchange as provided in this Agreement, promptly after which time all such dividends or distributions shall be paid (without any interest thereon).


                                  ARTICLE VIII.
                ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

         8.1 ASSUMPTION OF PLANS AND AGREEMENTS. HoldingCo and the Company hereby agree that they shall, at or prior to the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which HoldingCo will, from and after the Effective Time, be substituted for, assume and agree to perform, or cause the Company to perform, all obligations of the Company existing immediately prior to the Effective Time pursuant to the Option Plans and other agreements pertaining to the Company Common Stock as shall be deemed appropriate by the officers of the Company. In connection with such assumption and without further action by the shareholders of HoldingCo or the Company, the Option Plans shall be amended such that all references to the Company and the Shares shall become references to HoldingCo and HoldingCo Common Stock, respectively.

         8.2 COMPLIANCE WITH THE FBCA. Prior to the Effective Time, the parties hereto will take all steps necessary to comply with Section 607.11045 of the FBCA, including without limitation, the following:

                  (a) ARTICLES OF INCORPORATION AND BY-LAWS OF HOLDINGCO. At the Effective Time, the Articles of Incorporation and By-Laws of HoldingCo shall be in the form of the Articles of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, subject to the exceptions permitted by Section 607.11045.







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                  (b) DIRECTORS AND OFFICERS OF HOLDINGCO. At the Effective
Time, the directors and officers of the Company immediately prior to the Effective Time shall become the directors and officers of HoldingCo, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of HoldingCo.

                  (c) LISTING OF HOLDINGCO COMMON STOCK. The HoldingCo Common Stock to be issued and initially reserved for issuance pursuant to the transactions contemplated herein shall have been approved for listing by the Nasdaq Stock Market.

                  (d) FILINGS. Prior to the Effective Time, the Surviving Corporation shall cause this Agreement to be executed and filed with the Florida Secretary of State. Prior to the Effective Time, to the extent necessary to effectuate the amendments to the Articles of Incorporation of the Surviving Corporation contemplated by this Agreement, the Surviving Corporation shall cause to be filed with the Florida Secretary of State such certificates or documents required to give effect thereto.


                                   ARTICLE IX.
                                   CONDITIONS

                The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following condition: the shares of HoldingCo Common Stock issuable to the shareholders of the Company pursuant to this Agreement shall have been authorized for listing on the Nasdaq Stock Market.


                                   ARTICLE X.
                                   TERMINATION

                This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of the Company and HoldingCo by action of their respective Boards of Directors.


                                   ARTICLE XI.
                            MISCELLANEOUS AND GENERAL

         11.1 MODIFICATION OR AMENDMENT. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement approved by the respective parties' Boards of Directors and executed and delivered by duly authorized officers of the respective parties, except that no amendment shall alter or change the amount or kind of shares to be received by shareholders of the Company or otherwise alter or change any of the terms and conditions of this Agreement so as to adversely affect the Company's shareholders.

         11.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.





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         11.3 GOVERNING LAW. This Agreement shall be deemed to be made in and in all respect shall be interpreted, construed and governed by and in accordance with the laws of the State of Florida, without regard to the conflict of law principles thereof.

         11.4 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.






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                IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of the parties hereto as of the date first written above.

                                 E COM VENTURES, INC.



                                 By: /s/ Ilia Lekach
                                     ---------------------------------------
                                     Ilia Lekach, Chairman of the Board and
                                     Chief Executive Officer


                                 PERFUMANIA, INC.



                                 By: /s/ Ilia Lekach
                                     ---------------------------------------
                                     Ilia Lekach, Chairman of the Board and
                                     Chief Executive Officer


                                 E COM SUB, INC.



                                 By: /s/ Ilia Lekach
                                     ---------------------------------------
                                     Ilia Lekach, Chairman of the Board and
                                     Chief Executive Officer








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